Exhibit 31.2

Certification of Chief Financial Officer
pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, J. Clarke Legler, II, certify that:

1.	I have reviewed this special report on Form 10-K of Platinum Energy Solutions, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this report.

By: /s/ J. CLARKE LEGLER, II
J. Clarke Legler, II Chief Financial Officer and Secretary (Principal Financial Officer)

Date: May 15, 2012